Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

ACNB Corporation

Gettysburg, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-171840) of our report dated March 9, 2018, relating to the 2017 consolidated financial statements of ACNB Corporation appearing in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP
Harrisburg, Pennsylvania

March 8, 2019